Item 3-1.     Articles of Incorporation



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                     Articles of Incorporation
                                Of
                 Unlimited Global Interests, Inc.

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                            ARTICLE ONE

     The  name  of  the Corporation is UNLIMITED GLOBAL  INTERESTS,
INC.

                            ARTICLE TWO

     The period of its duration is perpetual.

                           ARTICLE THREE

     The purpose for which the Corporation is organized is the transaction of any and all lawful business for which a corporation may be incorporated under the Texas Business Corporation Act.

                           ARTICLE FOUR

     The aggregate number of shares which the Corporation shall have authority to issue is One Thousand (1,000). The shares have a par value of One Dollar.

                           ARTICLE FIVE

     The Corporation will not commence business until it has received for the issuance of its shares consideration of the value of $1,000.00.




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                     ARTICLES OF INCORPORATION
             UNLIMITED GLOBAL INTERESTS, INC., PAGE 1


                            ARTICLE SIX

     The street address of its initial Registered Office, and the name of its initial Registered Agent at this address is as follows:

                              Deborah M. Frye
                              5618 Milart
                              Houston, Texas 77021

                           ARTICLE SEVEN

     The number of initial Directors is one (1). The name and address of the initial Director is:

                              Deborah M. Frye
                              5618 Milart
                              Houston, Texas 77021

                           ARTICLE EIGHT

     The name and address of the Incorporator is:

                              Marilyn S. Hershman
                              408 W. 17th Street, Suite 101
                              Austin, Texas 78701-1207
                              (512) 474-2002

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     IN WITNESS WHEREOF:  I have hereunto set my hand this 30th day of April, 1993.

                                        /s/ Marilyn S. Hershman
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                                        Marilyn S. Hershman



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                     ARTICLES OF INCORPORATION
             UNLIMITED GLOBAL INTERESTS, INC., PAGE 2